UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 5.02(d)

On July 21, 2010, the Board of Directors of Helios & Matheson North America Inc. (“the Board”) appointed Messrs. David Quint, Jr. to serve as a member of the Board, increasing the number of directors to six.

David Quint, Jr. is the President and Founder of Patrick Capital, a corporate finance group which provides strategic financial support to international companies. Prior to forming Patrick Capital, Mr. Quint served as director for nine years of RP&C International, an investment banking firm providing specialist advisory services to public and private companies internationally. During his tenure at R P & C, Mr. Quint assisted in the arrangement and financing of over 50 transactions, aggregating in excess of $1.5 billion.

Mr. Quint is regulated by the Financial Services Authority in the United Kingdom through Patrick Capital and the Financial Industry Regulatory Authority in the United States where he continues to serve as a Principal of RP&C International where he holds his Series 7 (General Securities Representative), Series 24 (General Securities Principal) and Series 63 (Uniform Securities Agent State Law) Licenses.

Mr. Quint holds a Bachelors of Science degree in Physics from Imperial College of Science, Technology and Medicine and a Masters in Finance from the London Business School.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.

By: /s/ Divya Ramachandran
Chief Executive Officer

Date: July 27, 2010